EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”) is made and entered into on this   day of September, 2024 (the “Effective Date”) between by and between Thrown, LLC., a Delaware limited liability company (the “Company”), and          (hereinafter “Executive”).

RECITALS

WHEREAS, the Company desires to employ Executive as the   (“ ”) and Executive desires to be so employed, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

ARTICLE I – TERM OF AGREEMENT

1.1 Employment. Subject to provisions set forth in Article V, the Company hereby employs Executive and Executive hereby agrees to be employed as the     of the Company. The term of Executive’s employment by the Company shall commence on the Effective Date and continue for an initial term beginning on the Effective Date and ending on        (the “Initial Term”), unless sooner terminated in accordance with Article V hereof. Unless sooner terminated, this Agreement and the employment provided for herein shall be extended from year to year thereafter (the “Renewal Term” and together with the Initial Term, the “Employment Period”), except that either party may terminate this Agreement effective as of the end of the Initial Term or the current Renewal Term by giving the other party written notice of its intention to do so not later than ninety (90) days prior to the expiration of the Initial Term or of the current Renewal Term.

ARTICLE II – SERVICES TO BE RENDERED BY EXECUTIVE

2.1 Acceptance of Employment. Executive hereby accepts such employment. the Company and Executive hereby agree that Executive, in providing the services herein specified, is, and at all times be, acting as an Executive of the Company.

2.2 Responsibilities of Executive (Scope). Executive shall perform the ordinary and customary duties and responsibilities of a   in and for the Company as included on Schedule A attached hereto and made a part of hereof by reference. Additionally, Executive shall perform such other related duties and responsibilities as reasonably assigned by the Board of Directors (hereinafter the “Board” or “BOD”)

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2.3 Employment. Executive agrees to devote his best efforts in accordance with Schedule A in the performance of his duties hereunder for Company and any of its subsidiaries and/or affiliates.

2.4 Duty of Executive to the Company. The Company acknowledges that Executive may have other businesses and ventures outside of their role with the Company. Executive is permitted to dedicate time and resources to such other businesses, provided that doing so does not interfere with the fulfillment of Executive’s duties to the Company.

Executive agrees to use their best efforts in the performance of their duties for the Company, ensuring that all responsibilities are completed in a timely and professional manner. The Company further acknowledges that Executive may complete their work for the Company from any location of their choosing, whether remote or otherwise, without any requirement to be physically present at the Company's offices, as long as the work is completed to the Company’s satisfaction.

Executive, recognizing and acknowledging that it is essential for the protection and enhancement of the name and business of the Company and the goodwill pertaining thereto, Executive shall perform Executive’s duties under this Agreement professionally, in accordance with the applicable laws, rules and regulations and such standards, policies and procedures established by the Company and the industry from time to time. Notwithstanding the foregoing, Executive

(i) may devote a reasonable amount of his time to civic, community, or charitable activities,

(ii) may devote a reasonable amount of time to investing Executive’s personal assets in such a manner as will not require significant services to be rendered by Executive in the operation of the affairs of the companies in which investments are made,

(iii) subject to Article VI, may devote a reasonable amount of his time to other business ventures in such a manner as will not require significant services to be rendered by Executive in the operation of the affairs of such business ventures, and duties with respect thereto do not conflict or interfere with the faithful performance of his duties to the Company, and

(iv) may serve as a member of the Board of Directors or equivalent body of such companies and other organizations as are disclosed by Executive to, and approved by, the Board, in each case so long as Executive’s responsibilities and duties with respect thereto do not conflict or interfere with the faithful performance of his duties to the Company.

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ARTICLE III – OBLIGATIONS OF the Company

3.1 Base Salary. Executive shall receive an initial annual base salary of   US Dollars ($ ) less required and authorized withholding and deductions (“Base Salary”). Executive’s Base Salary shall be paid in accordance with the Company’s regular payroll schedule as it applies to salaried employees. Notwithstanding the preceding sentence, in no event shall Executive’s Base Salary be reduced by the Company without Executive’s consent. Executive may at his/her option defer payment of the Base Salary until a later date to be determined by Executive. Any deferred Base Salary shall accrue interest at ten percent (10%) per annum, and shall, upon Executive’s written request to the Board, be convertible into restricted common stock shares of the Company at the market price on the date of such written request. Notwithstanding the foregoing, one-half of Executive’s base salary shall be deferred, without interest, until the consummation of one or more transactions in which the Company or the Company issues equity securities with an aggregate gross purchase price of at least Two Million U.S. Dollars ($2,000,000) after the Effective Date (the “Funding Milestone”). Upon any such triggering event, the Company shall begin to pay the full base salary for periods after the approval of such event and shall provide a schedule for the payment of the outstanding balance of deferred salary. Such payments of the deferred salary shall commence within 30 days of the triggering event.

3.2  Stock; Stock Options. The Company’s Parent Company is Farmhouse, Inc. (OTC: FMHS) (“Parent Company”). Executive shall be eligible to participate in the Parent Company’s common stock incentive plan as in effect from time to time, if any. The Board of Directors of the Parent Company has granted Executive, effective as of the Effective Date, an option to purchase       (  ) shares of the Parent Company common stock, at purchase price of $  per share, which options shall vest on the later of (i) the one-year anniversary of the Effective date and (ii) the     . In addition, the Board of the Parent Company has approved the issuance of additional options for the purchase of an additional       (  ) shares of the Parent Company common stock, at purchase price of $  per share, on each of      , which options shall also vest on the later of (i) the one-year anniversary of the applicable option issuance date and (ii) the  .

Other conditions for the management of Options are as follows;

(i)Dismissal For Any Other Reason. Should the Company choose to dismiss the Executive for any reason other than for cause or choose not to renew the Executive’s agreement upon the expiration date of this agreement, then the Executive has the right to retain all then issued Options and any Options that have not yet vested shall immediately accelerate and vest fully.

(ii)Registration of Options. At the time of this agreement none of the options the Executive is entitled to that are vested or will vest to the Executive are registered and are therefore not eligible for public sale until such time that such options are registered

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and/or vest to the Executive as outlined in section 4(b)(i) above. All options, vested or unvested if unregistered, are subject to the requisite holding period required under Rule 144 of the Securities Act.

The Company may grant Executive additional stock options, restricted stock units or other awards under the Company’s common stock incentive plan based on individual and Company performance criteria to be established by the Board.

3.3 Bonus. Executive shall be eligible to participate in any bonus or incentive program established by the Company and its Board of Director’s Compensation Advisory Committee for executives of the Company.

3.4 Expenses. Executive shall be entitled to reimbursement of all reasonable and necessary travel and business expenses incurred by Executive in furtherance of performing his/her duties hereunder; Executive shall account for such expenses to the Company and in accordance with the Company’s policies and procedures. All expenses incurred in accordance with this Section 3.3 shall be paid to Executive in the next regular check payable to Executive in accordance with Section 3.3.

3.5 Benefits. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the Company’s standard benefits and compensation practices that may be in effect from time to time and provided by the Company to its employees generally. In addition to, and not in limitation of, the foregoing, during the Term, Executive shall be eligible to accrue up to four weeks (20 business days) of paid time off (PTO) per anniversary year exclusive of any business day with respect to which the Company is closed for business due to any federal, state or local holiday or any day off generally granted by the Company to its employees, subject to the Company’s then-current paid time off policy (which shall not have the effect of reducing said four weeks (20 business days) of paid vacation). In addition to, and not in limitation of the foregoing, during the Term, Executive shall receive any additional benefits generally provided by the Company to executive employees of the Company, including group health insurance for Executive and dependents, life insurance, and long term disability insurance, and participation in the Company’s 401(k) plan, all in accordance with applicable plan documents.

3.6 Withholding. All salary, bonus and other compensation payable to Executive shall be subject to applicable withholding and reporting for taxes, with the intent of complying with all Federal, State, and local tax laws (including but limited to Section 409a).

ARTICLE IV – OBLIGATION/LIABILITY OF EXECUTIVE

4.1 Records and Files. The Parties agree that the non-public records, files, investor, and client/customer lists of the Company, whether existing now or in the future and whether or not such records, files, and client/customer and prospect lists are developed by Executive, are the confidential trade secrets of the Company. Suppliers, vendors, investors, and client/customer lists

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previously known to the Executive prior to employment with the Company shall not be considered confidential trade secrets of the Company. Any such confidential data of the Company shall not be disclosed, directly or indirectly, or copied or used by Executive in any way, either during the Agreement or at any time thereafter, except as required in the performance of Executive's duties and obligations under this Agreement. Upon termination of this Agreement, Executive shall promptly turn over possession of all such physical records, files, and lists to the Company and otherwise confirm that such records, files, and lists stored or possessed in any other format (e.g., photographic or electronic data) have been destroyed by the Executive.

4.2 Compliance with Regulations. Executive hereby covenants and agrees to abide by any and all laws and regulations as provided by any federal or state legislative body, agency or subdivision, including laws and regulations related to employment practices and procedures, anti-discrimination and sexual harassment laws and regulations and all laws and regulations concerning or related to U.S. laws.

ARTICLE V – TERMINATION OF AGREEMENT

Either Executive or the Company may terminate the employment relationship created hereunder, set forth in this Article V, by delivery of written notice of employment termination to the other party subject to the post-employment restrictions and covenants set forth in this Agreement, including such restrictions and covenants set forth in Article VI. As used in this Agreement, termination of employment shall have the meaning ascribed to “separation from service” under Section 409A of the Internal Revenue Code (the “Code”) and Treasury Regulations promulgated thereunder, including Treas. Reg. Sec. 1.409A-1(h)(1). the Company’s obligations to Executive, and Executive’s right to compensation, for periods after the date Executive’s employment with the Company terminates, shall be determined in accordance with the provisions of paragraphs 5.1 through 5.8 below:

5.1 Voluntary Termination: Resignation By Executive. Executive may terminate his employment at any time upon ninety (90) days’ prior written notice to the Company. In the event that Executive terminates employment other than for Good Reason (as defined below), the Company shall have no obligation to:

(i) make payments to Executive in accordance with the provisions of Article III except for the payment of Executive’s base salary earned, but unpaid, through the date of Executive’s separation, or

(ii) issue the options or vest the options as set forth in Article III, or

(iii)except as otherwise required by applicable law or the terms of any benefits plan, to provide the benefits described in Article III for thirty (30) days after the date on which Executive’s employment with the Company terminates.

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3.If the Company elects to terminate sooner than 90 days, the Company is obligated to pay the Executive for the full ninety (90) days’ period regardless of circumstance.

5.2 Termination by Executive For Good Reason.

(a)  Executive may terminate his employment under this Agreement at any time for Good Reason, as hereinafter defined. In the event of termination under this Section 5.2, Executive shall be entitled to receive all amounts payable upon termination under Section 5.1 and, subject to Executive’s continued compliance with Article VI of this Agreement, in addition to such amounts:

(1)the Company shall pay to Executive severance in the form of salary continuation at Executive’s monthly salary rate in effect on the date Executive’s employment termination, subject to the Company’s regular payroll practices and required withholdings, for a period commencing on the effective date of termination of employment through the end of the Initial Term or Renewal Term, as applicable (such period, the “Severance Period”); and

(2)for the duration of the Severance Period, Executive shall continue to be eligible to participate in (i) the Company’s group health plan on the same terms applicable to similarly situated active Executives during the Severance Period provided Executive was participating in such plan immediately prior to the date of employment termination and provided further that the terms of such plan do not prohibit such coverage continuation; and (ii) each other Benefit program to the extent permitted under the terms of such program.

(b)  For the purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s express written consent):

(1)the assignment to Executive of duties that are significantly different from and that result in a substantial diminution of, the duties that he assumed on the Effective Date. The term “significantly different from” shall not include the reduction of or change in any particular duties or responsibilities provided Executive is given other duties or responsibilities such that his overall duties and responsibilities remain substantially comparable to his overall duties and responsibilities prior to the reduction or change;

(2)  a material reduction by the Company in Executive’s then applicable base salary or other compensation.

(3)  the Company’s written notice to Executive of its determination to terminate this Agreement upon expiration of the then-current term.

(4) a breach by the Company of any material term of this Agreement that is not cured by the Company within thirty (30) days following receipt by the Company of written notice thereof.

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5.3 Termination by the Company Without Cause. If Executive’s employment is terminated by the Company without Cause (as defined below), Executive shall be entitled to the payments and benefits provided in the event of termination under Section 5.2. If, following a termination of employment without cause, Executive breaches the provisions of Article VI hereof, and the Company has the claim of breach upheld, and if contested such claim is upheld, Executive shall not be eligible, as of the date of the breach, for the payments and benefits described in Section 5.2 (other than the payments and benefits, if any, required under Section 5.1,) and any and all obligations of the Company with respect to such payments and benefits shall thereupon cease.

5.4 Termination by the Company for Cause. Upon written notice to Executive, the Company may terminate Executive’s employment for “Cause” if any of the following events shall occur:

(a)  any act or omission that constitutes a material breach known by Executive of any of his obligations under this Agreement that Executive has failed to cure within thirty (30) days following written notice of such breach from the Company to Executive;

(b)  the willful and continued refusal of Executive to satisfactorily perform the duties reasonably required of him as an Executive of the Company, which failure or refusal continues for more than thirty (30) days after notice given to Executive, such notice to set forth in detail the nature of such failure or refusal;

(c)  Executive’s conviction of, or non-reporting of a past conviction within the past ten (10) years, or plea of nolo contendere to, (i) any felony or (ii) a crime involving dishonesty or misappropriation or reflects negatively upon the Company or otherwise impair or impede its operations;

(d)  Executive engaging in willful misconduct, gross negligence, act of dishonesty (including, without limitation, theft or embezzlement), violence, threat of violence, in each case, that is injurious to the Company or any of its Affiliates;

(e)  Executive’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company, which breach causes a material adverse effect on the Company or its business, provided that the Board has given Executive written notice specifically identifying such breach and he has not cured the same within fifteen (15) days after the giving thereof;

5.5 Non-Performance by Executive. Without limiting the rights of the Company or Executive under Sections 5.1, 5.3 or 5.4 to terminate Executive’s employment, in the event that Executive fails or refuses to discharge his duties to the Company for a period of thirty (30) consecutive calendar days (excluding period of paid vacation leave or other approved leave of absence), then Executive shall be deemed to have resigned from employment without Good Reason, and Executive’s rights upon such separation from service shall be determined in

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accordance with Section 5.1; provided, however, that if such failure is due to Executive’s disability, as hereinafter defined. For purposes of this Agreement, the term “disability” means any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months that: (a) renders Executive unable to perform, with reasonable accommodation, substantially all of  Executive's major duties, or (b) causes Executive to receive income replacement benefits for a period of not less than three (3) months under a health plan of the Company covering Executive. A determination of disability within the meaning of the preceding clause “(a)” shall be made by a physician satisfactory to both Executive and the Company; provided, however, that if Executive and the Company do not agree on a physician, Executive and the Company shall each select a physician and those two physicians together shall select a third physician, whose determination as to a Permanent Disability shall be binding on all parties. In no event shall the payments to which Executive is entitled (including payments under any disability or income replacement plan maintained by the Company) if he separates from service due to disability within ninety (90) days following the effective date of such disability be less than an amount equal to the then applicable Base Salary for the Severance Period, payable in the form of salary continuation for the applicable Severance Period.

5.6 Death. Executive’s employment hereunder shall terminate upon the death of Executive. The Company shall have no obligation to make payments to Executive in accordance with the provisions of Section 3, except as otherwise required by law or the terms of any applicable benefit plan, for periods after the date of Executive’s death, except for then-applicable base salary earned but unpaid through the date of death, outstanding expenses, and any vested or due shares or options. Any such shares or options shall be promptly issued or transferred to Executive’s designated assigns, as indicated in writing to the Company (or, if no such assigns have been designated, to Executive’s estate).

5.7 Notice of Termination. Any termination of employment by the Company or Executive shall be communicated by a written “Notice of Termination” to the other party hereto given in accordance with Section 7.3 of this Agreement. In the event of a termination by the Company for Cause, the Notice of Termination shall (a) indicate the specific termination provision in this Agreement relied upon, (b) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (c) specify the effective date of termination if other than the date of such notice, provided that the effective date of employment termination may not be earlier than the date of such notice. The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive’s or the Company’s rights hereunder.

5.8 Resignation from Directorships and Officerships. The termination of Executive’s employment for any reason will automatically constitute Executive’s resignation from all officer positions with the Company and its Affiliates, as well as from all fiduciary positions (including

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as a trustee) held with respect to any Executive benefit plans or trusts established by the Company. However, Executive may choose to remain on the Board of Directors of the Company following the termination of employment and will continue to fulfill fiduciary duties as a board member unless otherwise prohibited by law.

ARTICLE VI – RESTRICTIVE AGREEMENTS

6.1  Non-disparagement. At any time during or after Executive’s employment with the Company, Executive shall not disparage the Company or any shareholders, directors, officers, employees, or agents of the Company. During and after Executive’s employment with the Company, neither the Company nor its directors or officers shall disparage Executive to third parties.

6.2 Injunctive Relief. Executive recognizes and agrees that the violations of any provisions of this Article VI by Executive will constitute an invasion of property rights, unfair competition, and breach of the covenant not to interfere with prospective economic advantage, which may not be adequately compensable by money damages. Therefore, Executive (i) agrees that the Company may, in addition to any other relief to which it may be entitled, apply to a court of competent jurisdiction to prevent by injunction without the need to post a bond or other surety, without the which is violative of Article VI of this agreement; and (ii) consents to the imposition of such stipulation and injunction in the event of a finding by a court of competent jurisdiction that Executive has, in fact, breached an obligation undertaken by him pursuant to this Article VI.

6.3  Understandings.

(a)The provisions of this Article VI shall be construed as an agreement independent of any other claim. The existence of any claim or cause of action of Executive against the Company, whether predicated on Executive’s employment or otherwise, shall not constitute a defense to the enforcement by the Company of the terms of Article VI of this Agreement. Executive waives any right to a jury trial in any litigation relating to or arising from this Article VI.

(b)Executive acknowledges and agrees that the covenants and agreements contained herein are necessary for the protection of the Company’s legitimate business interests and are reasonable in scope and content. Executive agrees that the restrictions contained in this Article VI are reasonable and will not unduly restrict him in securing other employment or income in the event his employment with the Company ends. Executive acknowledges and agrees that he executed this Agreement on or before his first day of employment with the Company.

(c)The Company and Executive agree and stipulate that the agreements and covenants contained in this Agreement and specifically of this Article VI are fair and reasonable in light of all of the facts and circumstances of the relationship between them. the Company and Executive agree and stipulate that Executive has hereby agreed to be bound to the obligations,

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restrictions and covenants of this Article VI as a condition to his employment and in consideration of his compensation, stock option grant, restricted stock unit grant, severance terms, and all other terms and provisions of this Agreement. the Company and Executive acknowledge their awareness, however, that in certain circumstances courts have refused to enforce certain agreements not to compete. the Company and Executive agree that, if any term, clause, subpart, or provision of this Agreement is for any reason adjudged by a Court of competent jurisdiction to be invalid, unreasonable, unenforceable or void, the same will be treated as severable, and shall be modified to the extent necessary to be legally enforceable to the fullest extent permitted by applicable law, and that such modification will not impair or invalidate any of the other provisions of this Agreement, all of which will be performed in accordance with their respective terms. Thus, in furtherance of, and not in derogation of, the provisions of this Section 5, the Company and Executive agree that in such event, this Article VI shall be deemed to be modified or reformed to restrict Executive’s conduct to the maximum extent (in terms of time, geography, and business scope) that the court shall determine to be enforceable. The provisions of this Section 5 shall survive the termination of this Agreement and Executive’s resignation or termination of employment, regardless of the reason and whether voluntary or involuntary.

ARTICLE VII – GENERAL PROVISIONS

7.1 Executive’s Representation. Executive hereby represents that Executive’s entry into this Agreement and performance of the services hereunder will not violate the terms or conditions of any other agreement to which Executive is a party.

7.2 Successors and Assigns. Neither the Company nor Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement with the consent of Executive in the event that the Company shall hereafter effect a reorganization, or consolidate with or merge into any other person or entity, or transfer all or substantially all of its properties or assets to any other person or entity. This Agreement shall inure to the benefit of and be binding upon the Company, and Executive and their respective successors, executors, administrators, heirs, and permitted assigns.

7.3 Notices. Any notices to be given hereunder to either party by the other may be affected by personal delivery in writing, by courier, or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing below but each party may change the address by written notice in accordance with this paragraph. Notices delivered personally or by courier will be deemed communicated as of actual receipt; mail notices shall be deemed communicated as of four (4) business days after the same have been deposited in the United States mail, addressed as follows:

If to the Company:

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If to Executive:

7.4 Entire Agreement. This Agreement, together with Schedules A and B, and any referenced Policies and Procedures of the Company constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

7.5 Opportunity to Seek Advice. Executive acknowledges and confirms that he has had the opportunity to seek such legal, financial and other advice and representation as he has deemed appropriate in connection with this Agreement, that Executive is fully aware of its legal effect, and that Executive has entered into it freely based on Executive’s judgment and not on any representations or promises other than those contained in this Agreement.

7.6 Arbitration. In the event of a dispute of the terms of this Agreement, the parties agree to submit such dispute to arbitration. The arbitration shall be conducted by a single arbitrator according to the American Arbitration Association’s rules governing employment disputes, given the following mandated timelines, but need not be conducted by the said organization. The parties shall select the arbitrator within twenty (20) days of notice of a dispute given in accordance with the provisions of Section 7.3 above. The parties agree that the decision of the arbitrator shall be final and binding as to each of them and that the arbitrator’s award may be enforced in any court having jurisdiction thereof by the filing of a petition to enforce said award. Both parties agree that the Company shall be responsible for any and all reasonable attorney’s fees. Both parties agree that the arbitrator must provide a written document detailing issue(s), fact(s), decision(s), and legal basis for such decision(s). After arbitration, should any award from arbitration require enforcement in a court of competent jurisdiction, the prevailing party in said enforcement action shall be entitled to recover court costs. The parties understand and agree that nothing in Section 7.6 will prohibit equitable relief afforded in Article VI.

7.7 Severability. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and

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enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

7.8 Waiver. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

7.9 Captions/Headings. Captions herein are used solely for reference and as a matter of convenience, and in no way bind, limit or describe the scope or intent of any provision.

7.10 Attorney’s Fees. In the event that either party seeks to enforce its rights under this Agreement before a court of competent jurisdiction with respect to such enforcement action and prevails in such enforcement action, then the Company shall pay all reasonable attorney’s fees and court costs associated with such enforcement action. Without limiting the foregoing, the preceding sentence shall apply without regard to whether the prevailing party is a plaintiff or defendant in an enforcement action.

7.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the State of the Company’s headquarters (without reference to the conflicts of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be brought in the United States District Court for the Northern District of California  and the Company and Executive each consent to the jurisdiction of such a court but stipulate that if it is found to be prejudicial that the parties have the right to request a change of venue. The Company and Executive each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement unless otherwise allowed by law (e.g. whistleblower statutes).

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7.13 Survival of Termination or Expiration of Agreement. Executive agrees that the obligations, covenants, and agreements of Executive and the rights of the Company as set forth in Article(s) IV, V, VI, and VII shall survive termination or expiration of this Agreement.

SIGNATURE PAGE TO FOLLOW (see next page)

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IN WITNESS WHEREOF, this Employment Agreement is executed by the parties on the date set forth above.

THROWN LLC.

By:

Name:

Title:

EXECUTIVE:

By:

SIGNED EXECUTIVE NAME

PRINT EXECUTIVE NAME

FARMHOUSE INC. as Parent Company for Thrown LLC

By:

Name:

Title:

Thrown LLC

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SCHEDULE A – RESPONSIBILITIES

Responsibilities of Executive to be added as applicable

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